Exhibit 3.2

THIRD AMENDED AND RESTATED

BYLAWS

OF

VIEWSONIC CORPORATION

ARTICLE I

Stockholders

Section 1.1             Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.

Section 1.2             Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, any officer of the Corporation or by ten percent (10%) of the stockholders.

Section 1.3             Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Third Amended and Restated Bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

Section 1.4             Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5             Quorum.  Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Third Amended and Restated Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Third Amended and Restated Bylaws until a quorum shall attend.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 1.6             Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7             Voting; Proxies.  Except as otherwise provided by the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.  Voting at meetings of stockholders need not be by written ballot.  At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Third Amended and Restated Bylaws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

Section 1.8             Notice of Stockholder Business and Nominations.

(A)          Annual Meetings of Stockholders.  (1)  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 of these Third Amended and Restated Bylaws, (b) by or at the direction of the Chairman of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Section 1.8 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meetings if first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as such stockholder appears on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and or record by such stockholder and such beneficial owner.

(3)           Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.3 of these Third Amended and Restated Bylaws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.8 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this Section 1.8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)           General.

(1)           Only persons who are nominated in accordance with the procedures set forth in this Section 1.8 shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.8.  Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Third Amended and Restated Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.8 and, if any proposed nomination or business is not compliance with this Section 1.8, to declare that such defective proposal or nomination shall disregarded.

(2)           For purposes of this Section 1.8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Section 1.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8.  Nothing in this Section 1.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.9             Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date:  (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10           List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.11           Consent of Stockholders in Lieu of Meeting.

(a)           Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt request.

(b)           Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph (c) of this Section 1.11.

(c)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with paragraphs (a) and (b) of this Section 1.11.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(d)           Within five business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in this Section 1.11, the Corporation shall retain inspectors of elections for the purposes of performing a review of the validity of consents and any revocations thereof.

(e)           At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders of the Corporation’s registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate.  In the event that delivery shall be made to the Corporation’s registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested.  Upon receipt of such consents, the Corporation shall cause the consents to be delivered promptly to the inspectors of election.  The Corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

(f)            As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation stating:  (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents; (iii) the number of shares represented by invalid revocations;

and (iv) the number of shares entitled to submit consents as of the record date.  Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report.  If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue or the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation.  If the Corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a certified court reporter.  Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation.  A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are required.

(g)           The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

(h)           This Section 1.11 shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

Section 1.12           Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.13           Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors of the

Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

Section 2.1.           Number; Election; Resignations; Vacancies.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors to consist of one or more directors.  The authorized number of directors of the Corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.  Any director may resign at any time upon written notice to the Corporation.  Any newly created directorship or any vacancy occurring in the Board of Directors by reason of death or resignation may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders.  Any vacancy occurring in the Board of Directors by reason of removal of a director by the vote or written consent of the stockholders may be filled only by a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by written consent of the holders of the outstanding shares entitled to vote.  Each director elected in accordance with either of the two preceding sentences shall hold office until the expiration of the term of office of the director he or she has replaced or until his or her successor is elected and qualified.

Section 2.2             Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.3             Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.4             Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.5             Quorum; Vote Required for Action.  At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business.  Except in cases in which the Amended and Restated Certificate of Incorporation, these Third Amended and Restated Bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.6             Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7             Action by Written Consent of Directors.  Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Third Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III

Committees

Section 3.1             Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2             Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Third Amended and Restated Bylaws.

ARTICLE IV

Officers

Section 4.1             Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members.  The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer or a Treasurer and one or more Assistant Treasurers.  Each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

Section 4.2             Powers and Duties of Executive Officers.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1             Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Chief Financial Officer or Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him or her in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2             Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

Section 6.1             Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee.  Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 6.2             Prepayment of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3             Claims.  If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4             Nonexclusivity of Rights.  The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, these Third Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5             Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6             Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7             Other Indemnification and Prepayment of Expenses.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE VII

Transferability

Section 7.1             General.  Prior to the Initial Transferability Date (as defined below), any shares of common stock of the Company received as a result of the exercise of any option to purchase Common Stock of the Company (the “Restricted Shares”) may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the holder thereof, except back to the Company, by will or the laws of descent and distribution or other donative transfers to “family members” as defined in, and under the circumstances permitted by, Rule 701 of the Securities Act of 1933, as amended, (collectively, a “Permitted Transferee”).   Any such Permitted Transferee shall be subject to this Article VII and will be prohibited from further transferring the Restricted Shares except as provided in this Article VII. Any such attempted transfer in violation of the prohibitions would be void ab initio.  The “Initial Transferability Date” means the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended in connection with an underwritten public offering of any class of the Company’s  equity securities.

Section 7.2             Legend.  The certificates representing Restricted Shares shall bear on their face the following legend so long as Section 7.1 remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE VIII

Miscellaneous

Section 8.1             Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 8.2             Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3             Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 8.4             Interested Directors; Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:  (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.5             Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 8.6             Amendment of Bylaws.  These Third Amended and Restated Bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.